Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING JIANGSU

FOR IMMEDIATE RELEASE	Company Contact: Siew Wai Yong Chairman & CEO (818) 787-7000	Investor Contact: Berkman Associates (310) 927-3108 robert.jacobs@jacobscon.com

Trio-Tech Fourth Quarter Net Income Improves to

$0.06 from $0.04 Per Diluted Share

Van Nuys, CA – September 23, 2024 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the fourth quarter and fiscal year ended June 30, 2024.

Fourth Quarter Results

For the three months ended June 30, 2024 revenue increased 7% to $9,746,000 from $9,079,000 for the fourth quarter of fiscal 2023, reflecting a 60% increase in manufacturing revenue, a 30% increase in distribution revenue, and a 20% decrease in testing services revenue.

Gross margin increased 17% to $2,685,000, or 28% of revenue, from $2,290,000, or 25% of revenue, for the same quarter last year. Income from operations increased 178% to $358,000 compared to $129,000 for the fourth quarter of fiscal 2023.

Net income for the fourth quarter of fiscal 2024 increased to $243,000, or $0.06 per diluted share, compared to $162,000, or $0.04 per diluted share, for last year’s fourth quarter.

S.W. Yong, Chairman & CEO said, “Trio-Tech’s strategy to focus on opportunities to grow our manufacturing and distribution segments significantly contributed to our strong fourth quarter results. We continue to carefully evaluate the path forward for each of our operating segments to concentrate our resources on products and markets with the greatest growth potential. Supporting this strategy, we have increased our sales efforts and introduced new products and services in our manufacturing and distribution businesses. Additionally, we are evaluating potential acquisitions and divestitures as well as direct investments and joint development projects with key partners that can contribute to Trio-Tech’s long-term success and increase value for our shareholders.”

Fiscal 2024 Results

For the fiscal year ended June 30, 2024, distribution revenue increased 32% to $8,297,000 from $6,270,000, led by strong sales of display products. Manufacturing revenue increased 16% to $16,057,000 from $13,827,000, reflecting an increased market share achieved by supporting our key customers in their New Product Introduction (NPI) programs. Testing services revenue decreased 22% to $17,933,000 from $23,130,000 for fiscal 2023. Total revenue for fiscal 2024 decreased 2% to $42,312,000 from $43,250,000 for fiscal 2023.

Gross margin for fiscal 2024 decreased slightly to $10,762,000, or 25% of revenue, compared to $11,705,000, or 27% of revenue, for fiscal 2023.

Operating expense increased 2% to $9,669,000 from $9,477,000 and increased to 23% of revenue compared to 22% of revenue for fiscal 2023.

Net income attributable to Trio-Tech shareholders for fiscal 2024 was $1,050,000, or $0.24 per diluted share. This compares to net income of $1,544,000, or $0.37 per diluted share, for fiscal 2023.

(more)

16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Fourth Quarter Net Income is $0.06 vs $0.04 Per Diluted Share

September 23, 2024

Page Two

Backlog at June 30, 2024 was $14,422,000, compared to record backlog of $17,437,000 at June 30, 2023.

Balance Sheet Highlights

Cash and cash equivalents at June 30, 2024 increased to $10,035,000 compared to $7,583,000, at June 30, 2023 and working capital also increased to $22,760,000, compared to $19,501,000 a year earlier. Shareholders' equity at June 30, 2024 increased to $31,578,000, or $7.43 per outstanding share, compared to $29,571,000, or $7.22 per outstanding share, for the prior year. There were approximately 4,250,305 and 4,096,680 common shares outstanding at June 30, 2024 and June 30, 2023, respectively.

About Trio‑Tech

Established in 1958, Trio-Tech International is located in Van Nuys, California, with its principal executive office and regional headquarter in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing and Jiangsu in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; public health issues related to the COVID-19 pandemic; trade tension between U.S. and China and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this release are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

(tables attached)

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue
Manufacturing	$3,569	$2,235	$16,057	$13,827
Testing services	4,327	5,421	17,933	23,130
Distribution	1,844	1,415	8,297	6,270
Real estate	6	8	25	23
	9,746	9,079	42,312	43,250
Cost of Sales
Cost of manufactured products sold	2,571	1,762	11,823	10,587
Cost of testing services rendered	2,960	3,845	12,809	15,658
Cost of distribution	1,513	1,164	6,847	5,228
Cost of real estate	17	18	71	72
	7,061	6,789	31,550	31,545
Gross Margin	2,685	2,290	10,762	11,705

Operating Expense:
General and administrative	2,061	1,931	8,387	8,403
Selling	205	144	844	670
Research and development	87	86	392	397
Loss on disposal of property, plant and equipment	(26)	--	46	7
Total operating expenses	2,327	2,161	9,669	9,477
Income from Operations	358	129	1,093	2,228

Other Income
Interest expense	(14)	(22)	(77)	(105)
Other income, net	134	155	500	106
Government grant	24	45	113	153
Total other income	144	178	536	154

Income from Continuing Operations before Income Taxes	502	307	1,629	2,382
Income Tax Expense	(212)	(148)	(486)	(622)

Income from Continuing Operations before Non-controlling Interest, net of tax	290	159	1,143	1,760
(Loss) / gain from discontinued operations, net of tax	(4)	2	(1)	(2)
NET INCOME	286	161	1,142	1,758
Less: Net income / (loss) Attributable to Non-controlling Interest	43	(1)	92	214
Net income Attributable to Trio-Tech International	$243	$162	$1,050	$1,544
Net Income Attributable to Trio-Tech International:
Income from continuing operations, net of tax	245	161	1,054	1,545
(Loss) / income from discontinued operations, net of tax	(2)	1	(4)	(1)
Net Income Attributable to Trio-Tech International	243	162	1,050	1,544
Basic Earnings per Share - Continuing Operations	$0.06	$0.04	$0.25	$0.38
Basic Loss per Share - Discontinued Operations	--	--	--	--
Basic Earnings per Share	$0.06	$0.04	$0.25	$0.38
Diluted Earnings per Share - Continuing Operations	$0.06	$0.04	$0.24	$0.37
Diluted Loss per Share - Discontinued Operations	--	--	--	--
Diluted Earnings per Share	$0.06	$0.04	$0.24	$0.37
Weighted Average Shares Outstanding - Basic	4,248	4,082	4,160	4,082
Weighted Average Shares Outstanding - Diluted	4,376	4,159	4,299	4,165

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Comprehensive (Loss) / Income
Attributable to Trio-Tech International Common Shareholders:

Net income	$286	$161	$1,142	$1,758
Foreign currency translation, net of tax	(328)	(1,137)	(106)	(616)
Comprehensive (Loss) / Income	(42)	(976)	1,036	1,142
Less: Comprehensive Income / (Loss)
Attributable to Non-controlling Interests	35	(90)	84	37

Comprehensive (Loss) / Income
Attributable to Trio-Tech International	$(77)	$(886)	$952	$1,105

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Jun. 30,	Jun. 30,
	2024	2023
	(Audited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,035	$7,583
Short-term deposits	6,497	6,627
Trade account receivables, net	10,661	9,804
Other receivables	541	939
Inventories, net	3,162	2,151
Prepaid expenses and other current assets	536	694
Assets held for sale	--	274
Financed sales receivable	--	16
Restricted term deposit	750	739
Total current assets	32,182	28,827

NON-CURRENT ASSETS:
Deferred tax assets	124	100
Investment properties, net	407	474
Property, plant and equipment, net	5,937	8,344
Operating lease right-of-use assets	1,887	2,609
Other assets	232	116
Restricted term deposits	1,771	1,716
Total non-current assets	10,358	13,359
TOTAL ASSETS	$42,540	$42,186

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,175	$1,660
Accrued expense	3,634	4,293
Contract liabilities	754	1,275
Income taxes payable	379	418
Current portion of bank loans payable	261	475
Current portion of finance leases	57	107
Current portion of operating leases	1,162	1,098
Total current liabilities	9,422	9,326

NON-CURRENT LIABILITIES:
Bank loans payable, net of current portion	613	877
Finance leases, net of current portion	34	42
Operating leases, net of current portion	725	1,511
Income taxes payable, net of current portion	141	255
Deferred tax liabilities	--	10
Other non-current liabilities	27	594
Total non-current liabilities	1,540	3,289
TOTAL LIABILITIES	$10,962	$12,615

EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 4,250,305 and 4,096,680 shares issued and outstanding at June 30, 2024 and June 30, 2023, respectively	13,325	12,819
Paid-in capital	5,531	5,066
Accumulated retained earnings	11,813	10,763
Accumulated other comprehensive income-translation adjustments	660	758
Total Trio-Tech International shareholders' equity	31,329	29,406
Non-controlling interest	249	165
TOTAL EQUITY	31,578	29,571
TOTAL LIABILITIES AND EQUITY	$42,540	$42,186